UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2016

FS Investment Corporation IV

 (Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2016, the board of directors (the “Board”) of FS Investment Corporation IV (the “Company”) declared regular weekly cash distributions for October 2016 through December 2016. The regular weekly cash distributions, each in the gross amount of $0.012463 per share (which gross amount will be reduced for any distribution fees and other class-specific expenses that are payable with respect to such shares), will be payable monthly on or about the payment dates set forth below to stockholders of record as of the weekly record dates set forth below.

Record Date	Payment Date	Gross Distribution Amount
10/04/2016	10/26/2016	$0.012463
10/11/2016	10/26/2016	$0.012463
10/18/2016	10/26/2016	$0.012463
10/25/2016	10/26/2016	$0.012463
11/01/2016	11/30/2016	$0.012463
11/08/2016	11/30/2016	$0.012463
11/15/2016	11/30/2016	$0.012463
11/22/2016	11/30/2016	$0.012463
11/29/2016	11/30/2016	$0.012463
12/06/2016	12/28/2016	$0.012463
12/13/2016	12/28/2016	$0.012463
12/20/2016	12/28/2016	$0.012463
12/27/2016	12/28/2016	$0.012463

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions will be made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on the Company’s shares of common stock is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to stockholders from any sources of funds legally available to it, including expense reimbursements from Franklin Square Holdings, L.P., as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. The Company has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that the Company will be able to pay distributions at a specific rate or at all. There can be no assurance that after the reducing the gross distribution amount per share for any distribution fees and other class-specific expenses that the holder of a share will receive any cash payment.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 4, 2016, the Board adopted an amended and restated Code of Business Conduct and Ethics (as amended and restated, the “Code”) that amended, restated and replaced the prior Code of Business Conduct and Ethics. The Code (i) clarifies the definitions and descriptions of the “Blackout Periods” and “Window Periods” contained in the Company’s Statement on the Prohibition of Insider Trading, (ii) provides for revised methods of tracking gifts given and received, (iii) provides for changes to the Company’s Political Activity Policy contained in the Code that addresses, among other things, political contributions, (iv) incorporates a modified Acceptable Use Policy that governs the use of some of the Company’s technology resources, (v) amends procedures relating to the composition and publication of the “Restricted List,” which represents a listing of securities in which individuals deemed to be “Access Persons” (as such term is defined in the Code) are not permitted to trade, and (vi) amends procedures relating to requests to trade in the Company’s securities and the clearance of such requests.

The amendments reflected in the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Business Conduct and Ethics.

The foregoing description of the amendments reflected in the Code is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05. A copy of the Code is also publicly available in the corporate governance section of the Company’s website at: www.franklinsquare.com.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
14.1	Code of Business Conduct and Ethics of FS Investment Corporation IV.

 Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date:	August 10, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

14.1	Code of Business Conduct and Ethics of FS Investment Corporation IV.